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                                                                   EXHIBIT 23.1

                             EMISSIONS TESTING, INC.
                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Registration Statement of our report dated September 20, 2000, relating to the financial statements of eMissions Testing, Inc., and our report dated July 7, 2000, relating to the combined financial statements of Lake Holdings, LLC and R. V. Evans Enterprises, Inc., and to the reference to our Firm under the caption EXPERTS in the Prospectus.


                                                     BENNETT THRASHER & CO. P.C.


Atlanta, Georgia
September 26, 2000


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